Exhibit 99.1

                                          news release

                                                                      CONTACT:
                                                                      Patrick Lee
                                                                      (859) 392-3331

JOEL F. GEMUNDER TO RETIRE AS PRESIDENT AND CHIEF EXECUTIVE OFFICER OF OMNICARE; JAMES D. SHELTON APPOINTED INTERIM CEO

Board Has Initiated Search for Permanent President and CEO

COVINGTON, Ky., August 2, 2010 – Omnicare, Inc. (NYSE: OCR) announced today that Joel F. Gemunder, President and Chief Executive Officer, has informed the Board of Directors of his decision to retire, effective July 31, 2010.  Mr. Gemunder will also retire as a director.  The Board of Directors is appointing James D. Shelton, a director of the Company and the former Chairman and Chief Executive Officer of Triad Hospitals, Inc., a Fortune 500 for-profit hospital company, to assume the responsibilities of President and Chief Executive Officer on an interim basis until a permanent replacement is named.  The Board of Directors has initiated a search for Mr. Gemunder’s successor.  Mr. Gemunder, age 71, has been President of the Company since May 1981 and Chief Executive Officer of the Company since May 2001.

“The Board is grateful for Joel’s extraordinary vision, talent and leadership over the course of the last three decades,” said John Crotty, Chairman of the Board of Directors of Omnicare.  “He built Omnicare from a Company with $150 million in annual revenues into one of the nation’s largest providers of comprehensive pharmaceutical services for seniors with net sales of over $6 billion today.  Throughout his stewardship of the Company, Joel has pioneered innovative business methods that have benefited the frail elderly, payors, and shareholders.  We are also pleased that Denny Shelton, an experienced and talented healthcare chief executive, was available to step in to lead the company on an interim basis.”

“Having led Omnicare for nearly 30 years, I believe now is the right time for me to turn the reins over to a new generation of leaders,” said Mr. Gemunder. “I look forward with great excitement and enthusiasm to the next chapter of my life, which will be devoted to my family, charitable interests and other personal and business pursuits.  I thank the thousands of Omnicare employees throughout the country who every day go to extraordinary lengths to serve seniors and other frail members of our society.”

Mr. Shelton said, “I am honored that the Board has selected me to lead Omnicare on an interim basis, and I am excited about Omnicare’s significant strengths and potential.  Omnicare delivers essential services to a market that is rapidly expanding in both size and opportunity, driven by demographics and the need to do more with the nation’s healthcare dollar.”

About Omnicare, Inc.

Omnicare, Inc. (NYSE: OCR), a Fortune 500 company based in Covington, Kentucky, is a leading provider of pharmaceutical care for the elderly.  Omnicare serves residents in long-term care facilities, chronic care and other settings comprising approximately 1.4 million beds in 47 states, the District of Columbia and Canada.  Omnicare is the largest U.S. provider of professional pharmacy , related consulting and data management services for skilled nursing, assisted living and other institutional healthcare providers as well as for hospice patients in homecare and other settings.  Omnicare's pharmacy services also include distribution and patient assistance services for specialty pharmaceuticals.  Omnicare offers clinical research services for the pharmaceutical and biotechnology industries in 32 countries worldwide.  For more information, please visit the Company’s website at www.omnicare.com.

In addition to historical information, this press release contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of management’s views and assumptions regarding business performance as of the time the statements are made, and management does not undertake any obligation to update these statements. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. These forward-looking statements, together with other statements that are not historical, involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. Such risks, uncertainties, contingencies and other factors, many of which are beyond the control of the Company, include, but are not limited to: overall economic, financial, political and business conditions; and other risks and uncertainties described in the Company’s reports and filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.